                                                                   EXHIBIT 10.24


                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of January 11, 1995, between Dataflex Corporation, a New Jersey corporation, which has its principal office at 3920 Park Avenue, Edison, New Jersey 08820 (hereinafter, the "Company") and Philip Doganiero (hereinafter, the "Executive").

         WHEREAS, the Company desires to employ the Executive as President of Dataflex Southeast, a division of the Company; and

         WHEREAS, the Executive is willing to accept such employment as President of Dataflex Southeast, a division of the Company;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

         1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

         2. Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin on the "Closing Date," as defined in that certain Asset Purchase Agreement, dated as of November 17, 1994 (the "Asset Purchase Agreement"), by and between the Company and National Data Products, Inc. ("NDP") and shall terminate on the third anniversary of such Closing Date.

         3. Compensation. For the services to be rendered by the Executive under the terms of this Agreement, the Company shall pay the Executive a basic salary of $296,460 per year or such greater amount as may be approved from time to time by the Company's Board of Directors (the "Basic Salary"), payable in equal by-weekly installments.

         4. Duties.

     A. The Executive is engaged as President of Dataflex Southeast, a division of the Company with all of the responsibilities commensurate with such title. The precise services of the Executive may be modified, enlarged or limited, from time to time, at the discretion of the Company's Board of Directors or the Chief Executive Officer. The Executive shall be appointed to the Company's Board of Directors at the first meeting thereof following the date of this Agreement and thereafter during the term of this Agreement shall be nominated by the Company's Board of Directors for election to the Company's Board of Directors by the Company's shareholders. The Executive will not receive any additional compensation in respect of his membership on the Company's Board of Directors. During the term of this Agreement, the Executive shall devote his full business time, energy and skill to his employment as President of Dataflex Southeast, a division of the Company.

         B. During the term of this Agreement, the Executive shall not be required to relocate to any office of the Company which would require him to change his principal residence from that maintained by the Executive on the date hereof.

         5. Restrictive Covenants.

         A. The Executive recognizes and acknowledges that the list of the Company's customers, as it may exist from time to time, is a valuable, special, and unique asset of the Company's business. The Executive will not, during, or for one (1) year after the term of his employment, disclose the list of the Company's customers or any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever.

         B. During the term of this Agreement and for one year after the termination of this Agreement, the Executive will not, directly or indirectly, within New Jersey, New York, Connecticut, Massachusetts, Pennsylvania, California, Illinois, Arizona, Florida and such other states in which the Company may or does do business, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business competitive with or otherwise similar to the business conducted by the Company during the term of the Executive's employment hereunder.

         C. In the event of a breach or threatened breach by the Executive of the provisions of this paragraph 5, the Company shall be entitled to injunctive relief to enforce its rights hereunder. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive.

         D. The Executive acknowledges and agrees that the covenants set forth in this paragraph 5 are given in consideration of the purchase by the Company of substantially all of the assets of NDP, as set forth in the Asset Purchase Agreement, and that such covenants are therefore enforceable under the laws of the State of Florida.

         E. This Paragraph 5 shall survive the termination of this Agreement.

         6. Expenses. The Executive is authorized to incur reasonable expenses in connection with the business of the Company, including expenses for entertainment, travel, and similar items. The Company shall reimburse the

Executive for all such expenses upon the presentation by the Executive, from time to time, of an itemized account of such expenditures.

         7. Disability.

         A. If the Executive is not able to perform each of the material duties of his job due to physical or mental disability, does not work at any other occupation, is unable to do each of the material duties of any job for which he is fitted by education, training, or experience, and is under the regular treatment of a physician, all for a period in excess of twelve (12) consecutive months, then, at the option of the Company, and upon thirty (30) days' notice in writing to the Executive by the Company, this Agreement (other than the restrictive covenants set forth in paragraph 5 hereof) shall terminate, and the Executive shall be paid, within sixty (60) days of the date of termination of this Agreement, a lump sum equal to all Basic Salary (as then in effect) earned up to and including the date of termination plus fifty percent (50%) of the remaining total amount of Basic Salary (as then in effect) which would have been earned by the Executive hereunder if he had remained in the employ of the Company through the third anniversary of the date hereof. An additional amount equal to the balance of the Basic Salary (as then in effect) which would have been earned by the Executive hereunder if he had remained in the employ of the Company through the third anniversary of the date hereof shall be paid to the Executive in equal installments through the third anniversary of the date hereof in accordance with the Company's normal payroll practices. However, such periodic payments shall immediately terminate, and the Company shall have no further obligations under this Paragraph 7, in the event of the Executive's death prior to the third anniversary of the date hereof.

         B. In addition to the payments described in Paragraph 7A above, the Executive shall be entitled to receive the compensation described in the second sentence of paragraph 3 hereof earned up to and including the date of termination. Such amount is deemed to be earned on a monthly pro-rata basis, on the last day of each month, and shall be payable within 90 days after the end of the fiscal quarter in which termination occurred.

         C. Notwithstanding the provisions of Paragraph 7A to the contrary, the lump sum or periodic payments of Basic Salary in respect of the remaining original term of this Agreement provided for in Paragraph 7A shall be reduced by any funds provided or to be provided from disability insurance or other plans or arrangements which the Company, at its sole cost and expense, may obtain for the benefit of the Executive and by any compensation received by the Executive from another employer subsequent to the date of disability and during the term of this Agreement. Such reduction shall first be applied to reduce the fifty (50%) percent payment to be made within sixty (60) days of the termination of the Agreement and, to the extent necessary, shall then be applied on a proportionate basis to reduce the remaining disability payments to be made in accordance with the Company's normal payroll practices.

         D. If at any time, as a result of the total payments received from the Company, a disability insurance carrier and/or another employer, the Executive has received benefits or compensation in excess of that which he is entitled to receive under this Paragraph 7, he shall be obligated to immediately pay such excess to the Company. In addition, the Company may deduct such excess from any payments which the Company is otherwise obligated to make to the Executive in the future under this Agreement.

         E. This Paragraph 7 shall survive the termination of this Agreement.

         8. Insurance. The Company shall have the right, from time to time, to apply for and take out in its name and at its own expense, life, health or other insurance upon the

Executive in any sum or sums which may be deemed necessary by the Company to protect its interest under this Agreement, and the Executive shall do all such things as may be necessary to assist in the procuring of such insurance by making proper application therefor as may be required by an insurance company and submitting to the usual and customary medical examination.

         9. Other Plans. In addition to the compensation provided for in Paragraph 3 hereof, the Executive shall be entitled to participate in any group life, medical, pension, retirement, profit sharing and other employee benefit plans, vacations, and other types of deferred compensation arrangements afforded generally by the Company to other officers of the Company, subject to his meeting applicable eligibility requirements, and nothing herein contained shall be deemed to preclude the Executive's participation in any such plan.

         10. Termination.

         A. The Company shall have the right to terminate the Executive's employment under this Agreement if the Executive:

                  (i) is convicted of a felony, or pleads guilty or nolo contendere to such felony or lesser charge which results from plea bargaining; or

                  (ii) breaches any material term or condition of this Agreement in any material respect and fails to cure such material breach within the latter of thirty (30) calendar days after receiving written notice of such breach from the Company or such reasonable period of time as is necessary to cure such breach; or

                  (iii) dies, or is disabled pursuant to Paragraph 7 of this Agreement; or

                  (iv) the Company shall reasonably believe that the Executive has committed an act of fraud, theft or dishonesty against the Company.

         B. If this Agreement is terminated pursuant to Paragraph 10A hereof, and except as otherwise provided in Paragraphs 7 and 11 hereof, the Company shall be under no obligation or liability to the Executive except to pay to him such Basic Salary to which he may be entitled pursuant hereto through the date of such termination and the compensation described in the second sentence of paragraph 3 hereof through the last full fiscal quarter completed prior to the date of termination. No compensation in excess of Basic Salary will be earned for the fiscal quarter of termination. Such funds shall be payable to the Executive, or his personal representative, within sixty (60) days after such termination, or the appointment of a duly authorized personal representative, whichever is later.

         C. The Company shall also have the right to terminate the Executive's employment without cause. In such event, the Company shall be required to pay to the Executive the remaining Basic Salary as then in effect to which the Executive is entitled for the remaining term of this Agreement. The Company's Board of Directors may not reduce the Executive's Basic Salary in contemplation of such termination. The remaining Basic Salary shall be payable in one lump sum within thirty-one (31) days after such termination. In addition, the Executive will be entitled to the compensation described in the second sentence of Paragraph 3 hereof through the date of termination. For this purpose, such compensation is deemed to be earned on a monthly pro-rata basis, on the last day of each month. Such amount shall be payable within ninety (90) days after the end of the fiscal quarter in which termination occurs.

         11. Death During Employment. Notwithstanding any other provision in this Agreement to the contrary, if the Executive dies during the term of his employment hereunder, the Company shall:

         A. pay to the estate of the Executive within six (6) months of the Executive's death, all of the Basic Salary which would otherwise be payable to him up to the later of (i) three years from the date of death or (ii) the third anniversary of the date hereof. The amount of Basic Salary to be used in determining the amount payable to his estate pursuant to the preceding sentence shall be the Basic Salary in effect on the date of his death; and, in addition,

         B. pay a total of $5,000 to the estate of the Executive, within sixty
(60) days after the death of the Executive.

         12. Payment In the Event of Change in Control of the Company.

         A. If in a single transaction or as a result of a series of transactions occurring in concert with each other, the control of the Company shall change, and subsequent to such change in control, this Agreement, or any subsequent employment agreement then in effect which expires prior to the Executive's attaining sixty-five (65) years of age, is terminated or is not renewed by the Company at the expiration of the term of such agreement or any renewals, extensions or modifications thereof, the Executive shall be entitled to compensation in addition to all amounts otherwise payable to the Executive under this Agreement, in an amount equal to two hundred ninety nine percent (299%) of the annual Basic Salary payable to the Executive at the time when his employment is terminated. For purposes of this Paragraph 12, a "change in control" shall occur if a person, together with such person's affiliates or associates, acquire 50% or more of the outstanding voting stock of the Company. The amount payable under this Paragraph 12 shall be paid in one single payment to the Executive within sixty (60) days of the termination of employment.

         B. Notwithstanding any other provisions of this Agreement to the contrary, the total amounts deemed to be payable to the Executive under this Agreement as a result of a change in control shall not exceed three (3) times the "base amount" as determined under Section 28OG of the Internal Revenue Code of 1986, as amended. In the event the amounts payable to the Executive as a result of a change of control are reduced pursuant to the preceding sentence, the amounts payable under this paragraph 12 shall be reduced prior to the reduction of any other payments to the Executive hereunder.

         C. This paragraph 12 shall survive the termination of this Agreement.

         13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his residence, in the case of the Executive, or to its principal office, in the case of the Company.

         14. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.

         15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey.

         16. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed or modified except by an agreement in writing signed by the parties hereto.

         17. Severaability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by the Executive without the prior written consent of the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.


ATTEST:                           DATAFLEX CORPORATION
                                  By: /s/ Richard C. Rose
                                     ------------------------
                                    Title:  Chairman and Chief Executive Officer

                                  /s/ Philip Doganiero
                                  ----------------------------
                                    Philip Doganiero